UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2025

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2025, Regional Management Corp. (the “Company”) and its wholly-owned subsidiary, Regional Management Receivables VI, LLC (“RMR VI”), entered into the Second Amendment to the Credit Agreement and Consent, dated as of January 31, 2025 (the “RMR VI Amendment”), by and among the Company, as servicer, RMR VI, as borrower, the lenders party thereto, and Regions Bank, as administrative agent (the “Administrative Agent”). The RMR VI Amendment further amends the Credit Agreement, dated as of February 2, 2023 (the “RMR VI Credit Agreement”), by and among the Company, as servicer, RMR VI, as borrower, the lenders and agents parties thereto, the Administrative Agent, and Computershare Trust Company, N.A., as securities intermediary and backup servicer. The RMR VI Credit Agreement was previously filed on February 8, 2023, with the Securities Exchange Commission (the “SEC”) by the Company as Exhibit 10.1 to the Current Report on Form 8-K dated February 2, 2023. The RMR VI Amendment amends the RMR VI Credit Agreement to, among other things, (i) address changes to the definitions of “Concentration Limits” and “Level II Trigger Event,” (ii) add certain additional direct and indirect subsidiaries of the Company to the definition of “Originator,” (iii) extend the “Scheduled Commitment Termination Date” to February 1, 2027, (iv) make certain clarifications to the eligibility criteria for “Eligible Receivables,” (v) add definitions and amend related provisions to allow for interest on the loans to accrue based on the Daily Simple Secured Overnight Financing Rate (as defined therein), and (vi) address amendments to and the incorporation of certain definitions relating to the pledge of receivables representing an undivided fractional participation interest in such receivables originated by a bank partner upon the satisfaction of certain conditions.

Certain pricing terms were modified pursuant to an amended and restated fee letter agreement, dated January 31, 2025, by and among the Company, as servicer, RMR VI, as borrower, the Administrative Agent, and the lenders party thereto (the “Amended Fee Letter”). The terms of the Amended Fee Letter reduced the margin applied in calculating the rate of interest on the advances made pursuant to the RMR VI Credit Agreement to 2.05% per annum.

For a complete description of the terms of the RMR VI Amendment, see Exhibit 10.1 hereto. The foregoing description of the RMR VI Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the RMR VI Amendment, which is incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

On February 5, 2025, the Company issued a press release announcing financial results for the three and twelve months ended December 31, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On February 5, 2025, the Company will host a conference call to discuss financial results for the three and twelve months ended December 31, 2024. A copy of the presentation to be used during the conference call is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

All information in the press release and the presentation is furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On February 5, 2025, the Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.30 per share of outstanding common stock, payable on March 13, 2025 to stockholders of record as of the close of business on February 20, 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Second Amendment to Credit Agreement and Consent dated as of January 31, 2025, by and among Regional Management Corp., as servicer, Regional Management Receivables VI, LLC, as borrower, the lenders parties thereto, and Regions Bank, as administrative agent.

99.1	Press Release issued by Regional Management Corp. on February 5, 2025, announcing financial results for Regional Management Corp. for the three and twelve months ended December 31, 2024.
99.2	Presentation of Regional Management Corp., dated February 5, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: February 5, 2025	By:	/s/ Harpreet Rana
	Name:	Harpreet Rana
	Title:	Executive Vice President and Chief Financial and Administrative Officer